Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

—————————————————————————	x
In re:	:	Chapter 11
:
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, et al.,[1]	:	Case No. 20-12737 (KBO)
:
	:	(Jointly Administered)
Debtors.	x
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NOTICE OF (I) COMMENCEMENT OF PREPACKAGED CHAPTER 11

BANKRUPTCY CASES, (II) COMBINED HEARING ON THE DISCLOSURE STATEMENT, CONFIRMATION OF THE JOINT PREPACKAGED CHAPTER

11 PLAN, AND RELATED MATTERS, AND (III) OBJECTION DEADLINE

NOTICE IS HEREBY GIVEN as follows:

1. On October 9, 2020, Pennsylvania Real Estate Investment Trust and its affiliated debtors and debtors in possession (collectively, the “Debtors”) commenced a solicitation of votes from the Holders of Specified Derivative Claims and Holders of Unsecured Credit Facility Claims pursuant to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (as may be amended, supplemented or otherwise modified from time to time, the “Plan”)2, attached as Exhibit A to the Disclosure Statement Relating to the Joint Prepackaged Chapter 11 Plan of Reorganization of Pennsylvania Real Estate Investment Trust and Certain of Its Direct and Indirect Subsidiaries (as may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”).

2. The Plan was developed in accordance with the terms of that certain Restructuring Support Agreement, dated as of October 7, 2020, among the Debtors and certain prepetition lenders (collectively, the “Consenting Lenders”) (as amended from time to time, the “Restructuring Support Agreement”). Among other things, the Restructuring Support Agreement obligates the Consenting Lenders to vote to accept the Plan and support the Debtors’ restructuring.

3. On November 1, 2020 (the “Petition Date”), each Debtor filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”).

[1]

A list of the Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, is attached the Plan as Schedule 1. The corporate headquarters and the mailing address for the Debtors is 2005 Market Street, Suite 1000, Philadelphia, PA 19103.

[2]

Capitalized terms used but not defined have the meanings given to them in the Plan. The summaries of the Plan and Disclosure Statement in this Notice are not precise or complete statements of all the terms and provisions of the Plan or documents referred to therein. If there is a discrepancy between this Notice and the Plan or Disclosure Statement, the Plan or Disclosure Statement, as applicable, shall control. For a more detailed description of the Plan, please refer to the Disclosure Statement.

4. On the Petition Date, the Debtors filed the Plan [Docket No. 15] and the Disclosure Statement [Docket No. 17]. Copies of the Plan and the Disclosure Statement may be obtained free of charge by visiting the website maintained by the Debtors’ notice, claims and solicitation agent, Prime Clerk LLC (the “Solicitation Agent”), at http://cases.primeclerk.com/PREIT or by contacting the Debtors’ proposed counsel, DLA Piper LLP (US), 1201 N. Market Street, Suite 2100, Wilmington, Delaware 19801-1147 (Attn.: R. Craig Martin, Esq. [craig.martin@us.dlapiper.com] and Aaron S. Applebaum, Esq. [aaron.applebaum@us.dlapiper.com]) and 444 West Lake Street, Suite 900, Chicago, Illinois 60606 (Attn.: Richard A. Chesley, Esq. [richard.chesley@us.dlapiper.com], Daniel M. Simon [daniel.simon@us.dlapiper.com], Oksana Koltko Rosaluk, Esq. [oksana.koltkorosaluk@us.dlapiper.com], David E. Avraham, Esq. [david.avraham@us.dlapiper.com], and Tara Nair, Esq. [tara.nair@us.dlapiper.com]).

INFORMATION REGARDING THE PLAN AND DISCLOSURE STATEMENT

Voting Record Date. The voting record date was October 7, 2020, which was the date for determining which Holders of Claims in Class 2 and Class 5 of the Plan were entitled to vote.

Combined Hearing. A combined hearing to consider the adequacy of the Disclosure Statement, confirmation of the Plan and objections to any of the foregoing, and any other matter that may properly come before the Court, will be held before The Honorable Karen B. Owens, at the Court, 824 North Market Street, 5th Floor, Courtroom 3, Wilmington, Delaware 19081, on November 24, 2020 at 1:00 p.m. (Eastern Standard Time) (the “Combined Hearing”). The Combined Hearing may be adjourned from time to time without further notice other than an announcement of the adjourned date or dates at the Combined Hearing and will be available on the electronic case filing docket and the Solicitation Agent’s website at http://cases.primeclerk.com/PREIT.

Objections to the Plan and Disclosure Statement. Any responses or objections (each, an “Objection”) to the Disclosure Statement and/or the Plan must be filed with the Court and served so as to be actually received no later than 12:00 p.m. (Eastern Standard Time) on November 16, 2020 by the following parties: (a) proposed counsel for the Debtors, DLA Piper LLP (US), 1201 N. Market Street, Suite 2100, Wilmington, Delaware 19801-1147 (Attn.: R. Craig Martin, Esq. [craig.martin@us.dlapiper.com] and Aaron S. Applebaum, Esq. [aaron.applebaum@us.dlapiper.com]) and 444 West Lake Street, Suite 900, Chicago, Illinois 60606 (Attn.: Richard A. Chesley, Esq. [richard.chesley@us.dlapiper.com], Daniel M. Simon [daniel.simon@us.dlapiper.com], Oksana Koltko Rosaluk, Esq. [oksana.koltkorosaluk@us.dlapiper.com], David E. Avraham, Esq. [david.avraham@us.dlapiper.com], and Tara Nair, Esq. [tara.nair@us.dlapiper.com]); (b) the Office of the United States Trustee, J. Caleb Boggs Federal Building, 844 King St., Lockbox 35, Wilmington, DE 19801 (Attn.: Joseph J. McMahon, Jr., Esq. [joseph.mcmahon@usdoj.gov]); (c) (i) counsel to the agent under the Revolver/TL Credit Agreement, Seven Year Term Loan Agreement and Bridge Loan Credit Agreement and Consenting Lenders, Jones Day, 250 Vesey Street, New York, New York 10281 (Attn: Benjamin Rosenblum, Esq.

[brosenblum@jonesday.com], Stacey L. Corr-Irvine, Esq. [scorrirvine@jonesday.com], and Danielle D. Donovan, Esq. [ddonovan@jonesday.com] and (ii) Womble Bond Dickinson (US) LLP, 1313 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Matthew P. Ward, Esq. [matthew.ward@wbd-us.com] and (d) any other party entitled to notice under Bankruptcy Rule 2002 (the “Notice Parties”). Any such Objection must: (a) be in writing; (b) comply with the Bankruptcy Rules and the Local Rules; (c) state the name and address of the objecting party and the amount and nature of the Claim owned by such entity; (d) state with particularity the legal and factual basis for such objections, and, if practicable, a proposed modification to the Plan or Disclosure Statement that would resolve such objections; and (e) be filed with the Court with proof of service thereof and served upon the Notice Parties (as defined below) so as to be actually received by the Objection Deadline.

UNLESS A RESPONSE OR OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE COURT.

YOU ARE ADVISED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING THE RELEASE, EXCULPATION, DISCHARGE, AND INJUNCTION PROVISIONS, AS YOUR RIGHTS MIGHT BE AFFECTED.

SUMMARY OF PLAN TREATMENT3

The table below provides a summary of the classification, description, treatment, and anticipated recovery of Claims and Interests under the Plan. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to the provisions of the Plan. For a more detailed description of the treatment of Claims and Interests under the Plan and the sources of satisfaction for Claims and Interests, see Section V of the Disclosure Statement, entitled “Summary of the Plan.”

Class	Claim or Interest	Status	Voting Rights	Projected Plan Recovery
1	Secured Claims	Unimpaired	Deemed to Accept	100%
2	Specified Derivatives Claims	Impaired	Entitled to Vote	100%
3	Secured Property-Level Debt Claims	Unimpaired	Deemed to Accept	100%
4	Other Priority Claims	Unimpaired	Deemed to Accept	100%

[3]

The statements contained herein are summaries of the provisions contained in the Disclosure Statement and the Plan and do not purport to be precise or complete statements of all the terms and provisions of the Plan or documents referred to therein. For a more detailed description of the Plan, please refer to the Disclosure Statement. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan.

Class	Claim or Interest	Status	Voting Rights	Projected Plan Recovery
5	Unsecured Credit Facility Claims	Impaired	Entitled to Vote	100%
6	General Unsecured Claims	Unimpaired	Deemed to Accept	100%
7	Intercompany Claims	Unimpaired	Deemed to Accept	100%
8	Intercompany Interests	Unimpaired	Deemed to Accept	100%
9	Existing Equity Interests	Unimpaired	Deemed to Accept	100%

INJUNCTION, EXCULPATION, AND RELEASE PROVISIONS IN THE PLAN

PLEASE BE ADVISED THAT ARTICLE VII OF THE PLAN CONTAINS CERTAIN RELEASE, EXCULPATION AND INJUNCTION PROVISIONS, INCLUDING THOSE SET FORTH BELOW. YOU ARE ADVISED AND ENCOURAGED TO CAREFULLY REVIEW AND CONSIDER THE PLAN, INCLUDING THE RELEASE, EXCULPATION AND INJUNCTION PROVISIONS SET FORTH IN ARTICLE VIII OF THE PLAN, AS YOUR RIGHTS MIGHT BE AFFECTED.

BINDING NATURE OF THE PLAN: IF CONFIRMED, ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THE PLAN WILL BIND, AND WILL BE DEEMED BINDING UPON, ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, AND EACH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT ANY SUCH HOLDER (1) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN OR (2) VOTED TO ACCEPT OR REJECT THE PLAN.

EXCULPATION4

As of the Effective Date, except as otherwise specifically provided in the Plan or Confirmation Order, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Exculpated Claim other than those arising out of or relating to any act by or omission of an Exculpated Party that have been determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and

[4]

“Exculpated Party” means, collectively, and in each case in its capacity as such: (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Lenders, (iv) the Agent, (v) each Related Party with respect to each of the foregoing in clauses (i) through (v) and (vi) any other Person entitled to the protections of section 1125(e) of the Bankruptcy Code.

responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on the Plan, distribution of consideration pursuant to the Plan and, to the extent applicable, the offer, issuance and sale or purchase of securities pursuant to the Plan and, therefore, are not, and on account of such solicitation, distribution and issuance shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan, such distributions made pursuant to the Plan and issuance of securities pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpations set forth above do not release the (i) Excluded Claims, (ii) the rights of any current employee of the Debtors under any employment agreement or plan or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive treatment in accordance with the Plan.

INJUNCTION5

Effective as of the Effective Date, except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Enjoined Parties are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties or the Released Parties and their respective assets and properties: (i) commencing or continuing in any manner any action, suit or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting or enforcing any encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a Claim or Interest or otherwise that such Holder asserts, has or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

RELEASES BY THE DEBTORS

Effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, on and

[5]	“Enjoined Party” means all Entities who have held, hold or may hold Claims or Interests that have been released or discharged or are subject to exculpation pursuant to the Plan.

after the Effective Date, each Released Party6 is hereby deemed to be conclusively, absolutely, unconditionally, irrevocably and forever released and discharged by the Debtors, the Reorganized Debtors and their Estates, in each case on behalf of themselves and their respective successors, assigns and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for or because of the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Debtors, the Reorganized Debtors or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of a Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership or operation thereof), the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an Affiliate of a Debtor and another Debtor or Affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement, the Disclosure Statement, the Revolving Exit Facility, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transactions, contract, instrument, release or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Revolving Exit Facility, New Senior Secured Term Loan Facility, the New Second Lien Term Loan Facility, the Plan Supplement, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, to the extent applicable, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims or liabilities arising out of or relating to any act or omission by a Released Party that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release the (i) Excluded Claims or (ii) the rights of the Debtors with respect to any confidentiality provisions or covenants restricting competition in favor of the Debtors under any employment agreement with a current or former employee of the Debtors.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Releases, which include by reference each of the related provisions and definitions contained in the Plan, and further shall constitute

[6]

“Released Party” means, means, collectively, and in each case in its capacity as such: (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Lenders, (iv) the Agent, and (v) each Related Party with respect to each of the foregoing in clauses (i) through (iv).

the Bankruptcy Court’s finding that the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring Transactions and implementing the Plan; (ii) a good faith settlement and compromise of the Claims released by the Debtor Releases; (iii) in the best interests of the Debtors and all Holders of Claims and Interests; (iv) fair, equitable and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors, the Reorganized Debtors or the Debtors’ Estates asserting any Cause of Action released pursuant to the Debtor Releases.

RELEASES BY HOLDERS OF CLAIMS AND INTERESTS7

Effective as of the Effective Date, except as otherwise expressly set forth in the Plan or the Confirmation Order, on and after the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each Releasing Party from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, including any derivative claims asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the capital structure, management, ownership or operation thereof), the subject matter of or the transactions or events giving rise to any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor any other Released Party, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to Claims asserted against the Debtors), intercompany transactions between or among a Debtor or an affiliate of a Debtor and another Debtor or affiliate of a Debtor, the Chapter 11 Cases, the formulation, preparation, dissemination or negotiation of the Restructuring Support Agreement, the Revolving Exit Facility, the New Senior Secured Term Loan Facility Documents, the New Second Lien Term Loan Facility Documents, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), or any Restructuring Transactions, contract, instrument, release, or other agreement or document relating to any of the foregoing, created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Revolving Exit Facility, New Senior Secured Term Loan Facility, the New Second Lien Term Loan Facility, the Plan Supplement, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, to the extent applicable, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event or other occurrence related or relating to any of the foregoing taking place on or before the Effective Date, except for claims or liabilities arising out of or relating to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct or gross negligence.

[7]

“Releasing Party” means, collectively, and in each case in their capacity as such: (i) each Released Party; (ii) each Holder of Impaired Claims that are not Released Parties, except any such Holder that voted to reject, or abstained from voting on, the Plan and has also checked the box on the applicable ballot indicating that they opt out of granting the releases provided in the Plan (including, for the avoidance of doubt, the Holders of all Claims whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein); (iii) the Holders of all Claims or Interests that are Unimpaired under the Plan; and (iv) each Related Party with respect to each of the foregoing in clauses (i) through (iii).

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release the (i) Excluded Claims, (ii) the rights of any current employee of the Debtors under any employment agreement or plan or (iii) the rights of Holders of Allowed Claims or Allowed Interests to receive distributions under the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (i) consensual; (ii) essential to the confirmation of the Plan; (iii) given in exchange for the good and valuable consideration provided by the Released Parties; (iv) a good faith settlement and compromise of the Claims released by the Third-Party Release; (v) in the best interests of the Debtors and their Estates; (vi) fair, equitable and reasonable; (vii) given and made after due notice and opportunity for hearing; and (viii) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third-Party Release.

NOTICE TO COUNTERPARTIES TO EXECUTORY

CONTRACTS AND UNEXPIRED LEASES

You or one of your affiliates may be a counterparty to one or more contracts or leases that may be an executory contract or unexpired leases with one or more of the Debtors. Except as otherwise provided in the Plan, as of the Effective Date, the Debtors shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, without the need for any further notice or action, order or approval of the Court, unless such Executory Contract or Unexpired Lease: (i) was previously assumed or rejected by a Debtor, pursuant to final order of the Court; (ii) previously expired or terminated pursuant to its own terms; or (iii) is the subject of a motion to reject filed on or before the Effective Date.

Entry of the Confirmation Order shall constitute a Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, all assumptions or assumptions and assignments of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Court order but not assigned to a third party on or before the Effective Date shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms may have been modified by such order. All assumed Executory Contracts or Unexpired Leases shall be enforceable by the Reorganized Debtors or such party such Executory Contract or Unexpired Lease was assigned to in accordance with their terms notwithstanding any provision in such contract or lease that prohibits, restricts or conditions assumption, assignment or transfer. Any provision in any such contract or lease that permits a Person to terminate or modify such agreement or to otherwise modify the rights of the Debtors or the Reorganized Debtors or assignee, as applicable, based on the filing of the Chapter 11 Cases or the financial condition of the Debtors or the Reorganized Debtors, as applicable, shall be unenforceable. To the extent any provision in any Executory Contract or Unexpired Lease assumed, or assumed and assigned, pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Debtors’ assumption, or assumption and assignment, of such Executory Contract or Unexpired Lease, then such provision will be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party or parties thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. After the Effective Date, the Reorganized Debtors shall have the right to terminate, amend or modify any contracts, including intercompany contracts, leases or other agreements without approval of the Court.

ANY COUNTERPARTY TO AN EXECUTORY CONTRACT OR UNEXPIRED LEASE THAT DID NOT TIMELY OBJECT TO THE PROPOSED ASSUMPTION OF SUCH EXECUTORY CONTRACT OR UNEXPIRED LEASE BY THE TREATMENT OBJECTION DEADLINE WILL BE DEEMED TO HAVE CONSENTED TO SUCH ASSUMPTION.

Objections to the Assumption or Rejection of Executory Contracts and Unexpired Leases: If you believe any further amounts are due as a result of a Debtor’s monetary default under an executory contract or unexpired lease or you wish to object to the assumption of an executory contract or unexpired lease under the Plan, including an objection regarding the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) (each, a “Treatment Objection”), you may assert a Treatment Objection against the Debtors, subject to all defenses the Debtors may have with respect to such Treatment Objection.

Your Treatment Objection must: (a) be in writing; (b) conform to the applicable Federal Rules and the Local Rules; (c) set forth the name of the objecting party, the basis for the objection, and the specific grounds thereof; and (d) be filed with the Court and served on the Notice Parties so as to be received by 12:00 p.m. (Eastern Standard Time) on November 16, 2020 (or such other date as may be established by the Court) (the “Treatment Objection Deadline”).

Any counterparty to an assumed executory contract or unexpired lease that fails to timely file a Treatment Objection (i) shall be deemed to have assented to such proposed assumption and shall be deemed to have forever released and waived such Treatment Objection and shall be precluded from being heard at the Confirmation Hearing with respect to such objection; and (ii) shall be forever barred from imposing or charging against any Reorganized Debtor any accelerations, increases or any other fees as a result of any assumption pursuant to the Plan.

UNLESS A RESPONSE OR AN OBJECTION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THIS NOTICE, IT MAY NOT BE CONSIDERED BY THE COURT.